                          GREENWICH AIR SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                    EXHIBIT 12.1



                                                                                                     SIX MONTHS ENDED
                                                          YEAR ENDED SEPTEMBER 30,                      MARCH 31,
                                            -----------------------------------------------------  --------------------
                                              1991       1992       1993       1994       1995       1995       1996
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                 (THOUSANDS)
EARNINGS:
  Net Income..............................  $   3,469  $   2,505  $   3,374  $   3,346  $   6,201  $   2,359  $   4,418
  Add provision for income taxes..........      2,114      1,540      2,333      2,220      3,965      1,628      2,908
  Add fixed charges.......................      4,227      3,435      3,764      6,140      9,665      4,598      4,568
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            $   9,810  $   7,480  $   9,471  $  11,706  $  19,831  $   8,585  $  11,894
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
  Interest................................  $   3,174  $   2,446  $   2,790  $   4,281  $   7,302  $   3,465  $   3,455
  Interest factor portion of rentals......        549        485        725      1,382      1,714        784        933
  Amortization on discount or premium on
   indebtedness...........................        504        504        249        477        649        349        180
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            $   4,227  $   3,435  $   3,764  $   6,140  $   9,665  $   4,598  $   4,568
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES........        2.3        2.2        2.5        1.9        2.1        1.9        2.6
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    EXHIBIT 12.1



                          GREENWICH AIR SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                                               PROFORMA     PROFORMA
                                                                                                FISCAL      6 MONTHS
                                                                                                 1995        3/31/96
                                                                                              -----------  -----------
EARNINGS:
  Net Income................................................................................   $  18,551    $   4,929
  Add provision for income taxes............................................................      11,860        3,152
  Add fixed charges.........................................................................      26,966       13,215
                                                                                              -----------  -----------
                                                                                               $  57,377    $  21,296
                                                                                              -----------  -----------
                                                                                              -----------  -----------

FIXED CHARGES:
  Interest..................................................................................   $  23,519    $  11,563
  Interest factor portion of rentals........................................................       2,026        1,086
  Amortization on discount or premium on indebtedness.......................................       1,421          566
                                                                                              -----------  -----------
                                                                                               $  26,966    $  13,215
                                                                                              -----------  -----------
                                                                                              -----------  -----------
RATIO OF EARNINGS TO FIXED CHARGES                                                                   2.1          1.6
                                                                                              -----------  -----------
                                                                                              -----------  -----------

                                                                    EXHIBIT 12.1



                                  AVIALL, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                                    THREE
                                                                                                                   MONTHS
                                                                                                                    ENDED
                                                                                     YEAR ENDED DECEMBER 31,      MARCH 31,
                                                                                 -------------------------------  ---------
                                                                                   1993       1994       1995       1995
                                                                                 ---------  ---------  ---------  ---------
                                                                                           (THOUSANDS)
EARNINGS:

  Net Income...................................................................  $   9,456  $  (4,407) $  (9,780) $     363
  Add provision for income taxes...............................................      7,624      4,012      2,714        463
  Add fixed charges............................................................     14,281     18,532     19,528      5,468
                                                                                 ---------  ---------  ---------  ---------
                                                                                 $  31,361  $  18,137  $  12,462  $   6,294
                                                                                 ---------  ---------  ---------  ---------
                                                                                 ---------  ---------  ---------  ---------
FIXED CHARGES:

  Interest.....................................................................  $  13,984  $  18,171  $  19,216  $   5,415
  Interest factor portion of rentals...........................................        297        361        312         53
  Amortization on discount or premium on indebtedness..........................          0          0          0          0
                                                                                 ---------  ---------  ---------  ---------
                                                                                 $  14,281  $  18,532  $  19,528  $   5,468
                                                                                 ---------  ---------  ---------  ---------
                                                                                 ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES                                                     2.2        1.0        0.6        1.2
                                                                                 ---------  ---------  ---------  ---------
                                                                                 ---------  ---------  ---------  ---------


                                                                                              SIX MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                            ---------------------
                                                                                   1996       1995        1996
                                                                                 ---------  ---------  ----------

EARNINGS:
  Net Income...................................................................  $  (5,436 (a) $   2,459 $  (16,652)(a)
  Add provision for income taxes...............................................        243      1,631       1,173
  Add fixed charges............................................................      4,372     10,065       9,240
                                                                                 ---------  ---------  ----------
                                                                                 $    (821) $  14,155  $   (6,239)
                                                                                 ---------  ---------  ----------
                                                                                 ---------  ---------  ----------
FIXED CHARGES:
  Interest.....................................................................  $   4,283  $   9,958  $    9,087
  Interest factor portion of rentals...........................................         89        107         153
  Amortization on discount or premium on indebtedness..........................          0          0           0
                                                                                 ---------  ---------  ----------
                                                                                 $   4,372  $  10,065  $    9,240
                                                                                 ---------  ---------  ----------
                                                                                 ---------  ---------  ----------
RATIO OF EARNINGS TO FIXED CHARGES                                                    (0.2)       1.4        (0.7)
                                                                                 ---------  ---------  ----------
                                                                                 ---------  ---------  ----------


- ------------------------

(a)  Before restructuring costs of $39,567